Exhibit 99(1)

February 15th, 2007	CONFIDENTIAL
Monarch Community Bancorp, Inc. Holding company of Valuation Analysis

CONFIDENTIAL

Table of Contents

A.	Valuation Summary

B.	Comparable Company / Core Deposit Premium Analysis

C.	Trading Indication Analysis

D.	Discounted Cash Flow Analysis

E.	Management Projections (assuming maximum annual dividends)

CONFIDENTIAL

A. Valuation Summary

Monarch Community Bancorp, Inc. Valuation Summary

	Value Conclusion	Valuation Technique:
				Comparable Company

		DCF	Trading Indication(1)	TBV	Trading Prem / Core Deposits(2)

Fair Value Indication	$13.50	$12.32	$12.90	$15.95	$14.70

Multiple of Diluted EPS 12/31/2006 ($0.63)	21.4	19.6	20.5	25.3	23.3
Percentage of Book Value ($15.78)	85.6%	78.1%	81.7%	101.1%	93.1%
Percentage of Tangible Book Value excl. MSR ($11.56)	116.8%	106.5%	111.6%	138.0%	127.1%

Footnote:

(1) Based on the 2006/2007 Trading Indication Tab (Exhibit C).

(2) This premium relates to Tangible Book Value which DPP believes is most relevant in Monarch’s case. Please reference Exhibit B.

CONFIDENTIAL

B. Comparable Company / Core Deposit Premium Analysis

Comparable Company Analysis
Commercial banks and thrifts in IL,IN,MI, and OH with total assets greater than $150 million and less than $500 million and LTM ROAE < 5%.

											Trading
				Most Recent	Closing	Dividend	Dividend	Closing Price to:			Premium (TBV) /	Total	Total
Company (1)	State	Ticker		Reported Quarter	Price (12/31/2006)	Payout (%)	Yield (%)	Book (%)	Tang. Book (%)	LTM EPS (x)	Core Deposits	Assets ($000)	Net Loans ($000)

AJS Bancorp, Inc. (MHC)	IL	AJSB	Thrift	12/31/2006	26.15	97.67	1.66	192.8	192.8	60.8	NA	266,497	138,377
Allied First Bancorp, Inc.	IL	AFBA	Thrift	09/30/2006	17.50	0.00	0.00	84.2	88.6	20.8	NA	162,440	142,652
AMB Financial Corp.	IN	AMFC	Thrift	12/31/2006	15.65	50.00	2.11	111.7	111.7	24.5	NA	182,282	150,701
Ameriana Bancorp	IN	ASBI	Thrift	09/30/2006	13.07	577.78	1.28	119.6	122.6	145.2	3.08%	478,717	247,744
Central Federal Corporation	OH	CFBK	Thrift	09/30/2006	7.36	NM	4.91	114.1	114.1	NA	NA	225,113	170,478
Cheviot Financial Corp. (MHC)	OH	CHEV	Thrift	09/30/2006	13.22	155.56	2.14	171.7	171.7	69.6	NA	312,260	238,669
Clarkston Financial Corporation	MI	CKSB	Bank	09/30/2006	13.75	0.00	0.00	117.5	117.5	NA	1.99%	218,875	150,716
Empire Bancshares, Inc.	OH	EBSH	Bank	06/30/2006	20.00	NA	2.08	120.0	120.0	NA	2.24%	158,815	106,423
FC Banc Corp.	OH	FCBZ	Bank	09/30/2006	25.23	0.00	0.52	NA	NA	34.6	NA	181,915	99,657
First Bancorp of Indiana, Inc.	IN	FBEI	Thrift	12/31/2006	19.81	113.21	3.41	NA	NA	37.4	NA	365,995	233,433
First BancTrust Corporation	IL	FBTC	Thrift	09/30/2006	11.80	52.17	2.05	104.7	108.8	25.7	1.31%	291,517	184,069
First Clover Leaf Financial Corp.	IL	FCLF	Thrift	09/30/2006	11.50	123.55	2.08	112.1	128.1	57.5	NA	340,748	237,471
First Community Financial Partners, Inc.	IL	FCMPE	Bank	06/30/2006	14.75	NA	0.00	138.9	138.9	NA	9.99%	205,290	133,157
First Federal Bancshares, Inc.	IL	FFBI	Thrift	09/30/2006	22.63	102.13	2.10	121.6	130.7	48.1	NA	339,823	188,070
First Federal of Northern Michigan Bancorp, Inc.	MI	FFNM	Thrift	09/30/2006	9.10	68.97	2.19	77.7	87.8	31.4	NA	286,369	211,956
First Franklin Corporation	OH	FFHS	Thrift	09/30/2006	15.50	56.25	2.06	103.3	103.3	24.2	0.44%	323,617	276,119
HCB Financial Corporation	MI	HCBN	Bank	09/30/2006	27.55	105.00	2.54	104.4	104.4	NA	0.90%	229,794	139,009
Home Loan Financial Corporation	OH	HLFN	Thrift	06/30/2006	14.75	296.30	5.16	121.6	121.6	61.5	4.42%	158,426	126,939
Logansport Financial Corp.	IN	LOGN	Thrift	09/30/2006	16.75	69.77	3.16	83.5	83.5	19.5	NA	162,583	115,870
National Bancshares Corporation	OH	NBOH	Bank	09/30/2006	23.50	85.33	2.78	152.4	182.5	31.3	10.32%	304,404	185,729
Ohio Legacy Corp	OH	OLCB	Bank	12/31/2006	8.75	0.00	0.00	105.2	106.8	218.8	NA	230,484	178,233
Park Bancorp, Inc.	IL	PFED	Thrift	09/30/2006	33.48	NM	2.12	121.7	121.7	NA	NA	226,391	150,946
United Community Bancorp (MHC)	IN	UCBA	Thrift	12/31/2006	11.98	NA	2.20	159.1	159.1	NA	NA	357,585	256,524

High					33.48	577.78	5.16	192.85	192.85	218.75	10.3%	478,717	276,119
Low					7.36	0.00	0.00	77.71	83.50	19.48	0.4%	158,426	99,657
Mean					17.12	108.54	2.02	120.85	124.58	56.92	3.9%	261,302	176,650
Median					15.50	77.55	2.10	117.52	119.98	35.97	2.2%	230,484	170,478

Monarch Community Bancorp, Inc. (for the LTM ended December 31, 2006)	$11.56
Median Multiple	120.0%
Indication of Value (Application of Median Multiple)	13.87
Plus: Fair Value Premium @ 15%	2.08
Equity Value per Share (Fair Value)	$15.95

(1) Pricing metrics are based on reported data as of the most recently reported period, per SNL Financial.

Source: SNL Financial

Comparable Company Analysis
Commercial banks and thrifts in IL,IN,MI, and OH with total assets greater than $150 million and less than $500 million and LTM ROAE < 5%.

Company(1)	State	Ticker	Total Deposits ($000)	Core Deposits ($000)	Tangible Equity ($000)	Total Equity ($000)	NPAs/ Assets (%)	Tier 1 Risk Based Capital Ratio (%)	Total Risk Based Capital Ratio (%)		LTM ROAA (%)	LTM ROAE (%)	LTM NIM (%)	LTM Efficiency Ratio (%)

AJS Bancorp, Inc. (MHC)	IL	AJSB	202,176	NA	28,733	28,733	0.20	NA	23.70		0.35	3.22	2.62	81.05
Allied First Bancorp, Inc.	IL	AFBA	113,720	NA	NA	10,630	NA	NA	NA		0.27	4.20	2.66	84.25	.
AMB Financial Corp.	IN	AMFC	124,858	NA	14,661	14,661	NA	NA	14.93		0.37	4.47	2.69	81.37
Ameriana Bancorp	IN	ASBI	330,592	281,431	33,343	34,186	1.34	13.23	14.32	.	0.07	0.84	2.34	95.72
Central Federal Corporation	OH	CFBK	162,555	NA	29,322	29,322	0.18	12.30	13.41		-0.40	-2.97	3.48	96.01
Cheviot Financial Corp. (MHC)	OH	CHEV	208,946	NA	72,537	72,537	0.00	32.74	33.30		0.62	2.47	3.11	71.10
Clarkston Financial Corporation	MI	CKSB	181,910	128,372	14,573	14,573	0.77	10.84	12.03		-0.15	-1.93	3.50	85.57
Empire Bancshares, Inc.	OH	EBSH	129,254	97,015	10,863	10,863	0.84	10.42	11.19		0.22	3.19	3.71	69.71
FC Banc Corp.	OH	FCBZ	121,668	NA	14,181	14,181	0.14	12.96	13.76		0.31	4.19	2.95	87.34
First Bancorp of Indiana, Inc.	IN	FBEI	247,535	NA	NA	34,906	NA	NA	NA		0.27	2.94	2.45	82.13
First BancTrust Corporation	IL	FBTC	223,714	168,648	25,446	26,421	0.84	16.49	17.74		0.38	4.08	3.23	82.80
First Clover Leaf Financial Corp.	IL	FCLF	224,517	NA	81,513	93,086	0.17	27.57	28.20		0.87	3.43	3.31	46.65
First Community Financial Partners, Inc.	IL	FCMPE	174,727	115,771	29,767	29,767	0.00	18.40	19.56		0.77	4.94	3.61	45.86
First Federal Bancshares, Inc.	IL	FFBI	294,327	NA	20,401	21,920	NA	15.30	15.48		0.16	2.64	2.09	86.86
First Federal of Northern Michigan Bancorp, Inc.	MI	FFNM	181,182	NA	31,475	35,539	0.61	15.86	16.77		0.31	2.41	3.30	82.24
First Franklin Corporation	OH	FFHS	234,539	189,324	25,295	25,295	1.24	11.09	11.39		0.36	4.40	2.26	82.05
HCB Financial Corporation	MI	HCBN	176,262	159,672	26,003	26,003	0.00	18.35	19.28		0.43	3.90	3.58	70.29
Home Loan Financial Corporation	OH	HLFN	101,662	89,414	18,218	18,218	0.53	14.79	15.96		0.22	1.76	3.75	62.30
Logansport Financial Corp.	IN	LOGN	115,027	NA	17,440	17,440	1.96	14.80	16.04		0.47	4.28	2.81	56.48
National Bancshares Corporation	OH	NBOH	244,713	230,072	28,774	34,449	0.73	13.81	14.69		0.55	4.83	4.09	81.60
Ohio Legacy Corp	OH	OLCB	186,317	NA	18,137	18,419	2.15	NA	NA		0.04	0.49	3.15	89.87
Park Bancorp, Inc.	IL	PFED	144,245	NA	29,375	29,375	1.16	18.30	18.60		-0.11	-0.87	2.92	90.98
United Community Bancorp (MHC)	IN	UCBA	291,434	NA	63,771	63,771	0.73	NA	28.93		0.33	2.01	3.26	83.82

High			330,592	281,431	81,513	93,086	2.15	32.74	33.30		0.87	4.94	4.09	96.01
Low			101,662	89,414	10,863	10,630	0.00	10.42	11.19		-0.40	-2.97	2.09	45.86
Mean			191,995	162,191	30,182	30,622	0.72	16.31	17.96		0.29	2.56	3.08	78.09
Median			181,910	159,672	26,003	26,421	0.73	14.80	16.00		0.31	3.19	3.15	82.13

(1) Pricing metrics are based on reported data as of the most recently reported period, per SNL Financial.

Source: SNL Financial

Monarch Community Bancorp, Inc. Core Deposit Premium Analysis ($’s in 000s, except per share data)

		Per Share Indication
Monarch Core Deposits (12/31/06)	$138,477	$54.65
Median Comp. Company Trading Premium (TBV) to Core Deposits	2.24%	2.24%
Dollar Premium to Tangible Book Value	3,097	$1.22

Monarch Tangible Book Value (12/31/06) without eliminating MSR	29,288	$11.56
Plus: Dollar Premium to Tangible Book Value	3,097	$1.22
Indication of Value	$32,385	$12.78

Shares Outstanding (12/31/06)	2,533,781

Per Share Valuation Indication	$12.78
Plus: Fair Value Premium @ 15%	$1.92
Per Share - Fair Value Indication	$14.70

CONFIDENTIAL

C. Trading Indication Analysis

Monarch Community Bancorp, Inc. 2006/2007 Trading and Buyback History

Weighted Average Trading Price for 2006	$11.48
Multiplied by Fair Value Premium	15.0%
Fair Value Indication	$13.20

Weighted Average Buyback Price for 2006	$11.90
Multiplied by Fair Value Premium	15.0%
Fair Value Indication	$13.69

Weighted Average Trading Price for 2007 (through 2/7/07)	$10.63
Multiplied by Fair Value Premium	15.0%
Fair Value Indication	$12.22

Current Trading Price (2/7/07)	$10.85
Multiplied by Fair Value Premium	15.0%
Fair Value Indication	$12.48

Average of the Trading Indications	$12.90

CONFIDENTIAL

D. Discounted Cash Flow Analysis

Monarch Community Bancorp, Inc. Discounted Cash Flow Model Valuation Date: December 31, 2006 (In $000’s, except per share data)

	Projected
	For the Years Ending December 31,
	2007	2008	2009	2010	2011	2011 Residual

Net Interest Income After Provision	$7,679	$7,368	$7,703	$8,067	$8,362
Non-interest Income	3,463	3,567	3,674	3,784	3,898
	11,142	10,935	11,376	11,851	12,260

Amortization of Intangibles	(426)	(426)	(426)	(426)	(426)
Depreciation	(734)	(709)	(692)	(700)	(715)
General & Administrative Expenses	(7,755)	(7,910)	(8,069)	(8,230)	(8,395)
Total Other Expenses	(8,915)	(9,045)	(9,187)	(9,356)	(9,536)

Income Before Taxes	2,227	1,890	2,190	2,495	2,724
Taxes	(557)	(491)	(569)	(649)	(708)

Net Income	1,670	1,398	1,620	1,847	2,016

Dividend Payout Ratio	475.2%	121.6%	80.2%	92.1%	84.3%
Dividend Payout	$7,938	$1,700	$1,300	$1,700	$1,700

Present Value Factor @ 11.5% (1)	0.9470	0.8494	0.7618	0.6832	0.6127

Present Value of Free Cash Flows	$7,518	$1,444	$990	$1,161	$1,042

			2011 Tangible Book Value			$23,791
Total Present Value of Cash Flows (Years 1 to 5)	$12,155
Plus: Residual Cash Flow Value per Share	$19,053		2011 Price/TBV Multiple (2)			120.0%

Equity Value (Fair Value)	$31,208		Residual Cash Flow Value			$28,550
			Plus Fair Value Premium			15%
Shares Outstanding (at 12/31/06)	2,533,781		Residual Cash Flow Value			$32,833

Equity Value Per Share (Fair Value)	$12.32		Present Value Factor			0.5803

			Present Value of Residual Cash Flow			$19,053

Footnotes:

(1) Based on Ibbotsons study as well as benchmark data.

(2) DPP estimate based the current median multiple of the comparable company analysis.

CONFIDENTIAL

E. Management Projections (assuming maximum annual dividends)

Monarch Community Bancorp, Inc. Assumptions (In $000’s, except percentages)

Projections:	2007	2008	2009	2010	2011

Balance Sheet:

New Loan Composition:
Real mortgages	56.1%	54.1%	52.1%	50.1%	48.1%
Commercial & land development	31.1%	33.1%	35.1%	37.1%	39.1%
Consumer loans	12.8%	12.8%	12.8%	12.8%	12.8%
Other Loans	0.0%	0.0%	0.0%	0.0%	0.0%

New Loan Growth:
Real estate mortgages	-16.5%	-0.7%	-0.8%	-1.0%	-1.1%
Commercial & land development	20.6%	9.6%	9.2%	8.9%	8.5%
Consumer loans	0.2%	3.0%	3.0%	3.0%	3.0%
Other Loans	0.0%	0.0%	0.0%	0.0%	0.0%
Gross loan growth	-5.4%	3.0%	3.0%	3.0%	3.0%

Loan loss reserve	$2,100	$2,109	$2,219	$2,286	$2,354
Net premises & equipment	$5,280	$4,902	$4,508	$4,100	$3,677
Net intangible assets	$11,641	$11,502	$11,395	$11,295	$11,195
Amortization of CDI	$230	$181	$149	$142	$142

Loans held for sale growth	-57.4%	0.0%	0.0%	0.0%	0.0%
Int. bearing deposits & Fed funds sold growth	-29.2%	3.0%	3.0%	3.0%	3.0%
Investment securities growth	-43.4%	2.0%	2.0%	2.0%	2.0%

Non-interest bearing deposit growth	-11.4%	2.0%	2.0%	2.0%	2.0%
Interest-bearing deposit growth	-3.5%	3.0%	3.0%	3.0%	3.0%

Income Statement:
Yield on int. bearing deposits & Fed funds sold	3.75%	3.75%	3.75%	3.75%	3.75%
Yield on investment securities & FHLB stock	4.00%	4.00%	4.00%	4.00%	4.00%
Yield on real estate mortgages	6.64%	6.64%	6.64%	6.64%	6.64%
Yield on commercial and land development loans	7.00%	7.00%	7.00%	7.00%	7.00%
Yield on consumer loans	7.62%	7.62%	7.62%	7.62%	7.62%
Yield on other loans	0.00%	0.00%	0.00%	0.00%	0.00%
Blended loan yield	6.88%	6.88%	6.89%	6.90%	6.91%
Cost of FHLB borrowings	5.36%	5.25%	5.15%	5.10%	5.10%
Cost of notes payable & other borrowings	0.00%	0.00%	0.00%	0.00%	0.00%
Cost of interest bearing deposits	3.32%	3.32%	3.32%	3.32%	3.32%

Total Non-interest income	$3,463	$3,567	$3,674	$3,784	$3,898
Non-interest income growth	10.9%	3.0%	3.0%	3.0%	3.0%
Operating expenses (less depr. and MSR amort)	$7,755	$7,910	$8,069	$8,230	$8,395
Operating expense growth	-8.1%	2.0%	2.0%	2.0%	2.0%
Tax rate (based on management’s assumptions)	25.0%	26.0%	26.0%	26.0%	26.0%

Monarch Community Bancorp, Inc. Loan Loss Reserve (In $000’s, except percentages)

	Historical			Projected
	For the years ended December 31,			For the years ended December 31,
	2004	2005	2006	2007	2008	2009	2010	2011
Balance at January 1	$2,618	$6,420	$2,925	$2,024	$2,100	$2,109	$2,219	$2,286
Provision for loan losses	5,388	(385)	0	726	613	732	707	728
Net charge offs	(1,586)	(3,110)	(901)	(650)	(603)	(622)	(640)	(659)
Balance at December 31	$6,420	$2,925	$2,024	$2,100	$2,109	$2,219	$2,286	$2,354
Allowance for loan losses/total loans	NA	1.35%	0.87%	0.95%	0.93%	0.95%	0.95%	0.95%
Net charge offs/average loans	NA	2.87%	0.40%	0.29%	0.27%	0.27%	0.27%	0.27%

Monarch Community Bancorp, Inc. Premises/Equipment & Intangible Amortization

	Historical			Projected
	For the years ended December 31,			For the years ended December 31,
	2004	2005	2006	2007	2008	2009	2010	2011
Gross premises and equipment	$10,962	$9,291	$9,220	$9,743	$9,893	$10,043	$10,193	$10,343
Accumulated depreciation	(4,518)	(3,585)	(3,959)	(4,463)	(4,991)	(5,535)	(6,093)	(6,666)
Net premises and equipment	$6,444	$5,706	$5,261	$5,280	$4,902	$4,508	$4,100	$3,677

Base depreciation					$461	$461	$461	$461
Capital expenditures:
2007	Dep. Rates:	$523			52	52	52	52
2008	Base	$150			15	15	15	15
2009	20	$150				15	15	15
2010	Additions	$150					15	15
2011	10	$150						15
Total depreciation				$504	$528	$543	$558	$573

Mortgage servicing rights:

Balance at January 1	$667	$1,539	$1,358	$1,129	$1,171	$1,213	$1,255	$1,297
Originated / Acquired	1,256	257	153	468	468	468	468	468
Amortization	(384)	(438)	(382)	(426)	(426)	(426)	(426)	(426)
Impairment	—	—	—	—	—	—	—	—
Balance at December 31	$1,539	$1,358	$1,129	$1,171	$1,213	$1,255	$1,297	$1,339

Intangible Amortization	$384	$438	$382	$426	$426	$426	$426	$426

Monarch Community Bancorp, Inc. Balance Sheet (In $000’s)

	Historical			Projected
	For the years ended December 31,			For the years ended December 31,
	2004	2005	2006	2007	2008	2009	2010	2011
ASSETS:
Cash	$9,529	$9,298	$7,433	$8,443	$4,548	$4,404	$4,427	$4,420
Int. bearing deposits & Fed funds sold	6,120	6,988	7,864	5,566	5,733	5,905	6,082	6,265
Investment securities (includes FHLB Stock)	13,044	19,421	18,171	10,294	8,799	7,675	6,129	6,251
Loans held for sale	361	168	937	399	399	399	399	399

Loan Portfolio:
Residential real estate loans	na	143,170	147,885	123,447	122,614	121,620	120,457	119,113
Commercial and land development loans	na	46,500	56,813	68,529	75,121	82,047	89,321	96,957
Consumer loans	na	26,992	28,164	28,227	29,074	29,946	30,844	31,770
Other loans		—	—	—	—	—	—	—
Total loans receivable	—	216,662	232,862	220,203	226,809	233,613	240,622	247,840
Allowance for loan losses	na	(2,925)	(2,024)	(2,100)	(2,109)	(2,219)	(2,286)	(2,354)
Deferred costs, net	na	(640)	(591)	(532)	(548)	(564)	(581)	(599)
Total loans receivable, net	219,373	213,097	230,247	217,571	224,152	230,830	237,755	244,887
Premises and equipment	10,962	9,291	9,220	9,743	9,893	10,043	10,193	10,343
Accumulated depreciation	(4,518)	(3,585)	(3,959)	(4,463)	(4,991)	(5,535)	(6,093)	(6,666)
Net premises and equipment	6,444	5,706	5,261	5,280	4,902	4,508	4,100	3,677
Mortgage servicing rights	1,539	1,358	1,129	1,171	1,213	1,255	1,297	1,339
Real estate investment - LP	1,278	1,129	979	820	670	520	370	220
Foreclosed assets - net	1,960	2,811	1,680	1,969	1,600	1,600	1,600	1,600
Goodwill	9,606	9,606	9,606	9,608	9,608	9,608	9,608	9,608
Core deposit intangible	1,752	1,384	1,092	862	681	532	390	248
Interest receivable & other assets	4,442	6,102	5,588	5,500	5,665	5,835	6,010	6,190

TOTAL ASSETS:	$275,448	$277,068	$289,987	$267,483	$267,970	$273,071	$278,167	$285,105

LIABILITIES & EQUITY:
Non-interest bearing deposits	$7,038	$14,837	$15,733	$13,939	$14,218	$14,502	$14,792	$15,088
Interest-bearing deposits	162,535	159,878	176,839	170,608	175,726	180,998	186,428	192,021
Total deposits	169,573	174,715	192,572	184,547	189,944	195,500	201,220	207,109

FHLB borrowings	65,955	59,562	54,476	45,830	41,000	40,000	39,000	39,500
Notes payable & other borrowings	—	—	—	—	—	—	—	—
Accrued payables, accrued expenses & other	501	2,215	2,953	4,308	4,437	4,570	4,707	4,849
Total liabilities	236,029	236,492	250,001	234,685	235,381	240,071	244,928	251,458

Common stock	28,086	28,177	28,326	28,259	28,259	28,259	28,259	28,259
Retained earnings	13,529	14,401	15,319	8,221	7,919	8,240	8,386	8,702
Unearned compensation	(2,198)	(1,847)	(1,486)	(1,462)	(1,370)	(1,278)	(1,186)	(1,094)
Treasury Stock			(2,110)	(2,111)	(2,111)	(2,111)	(2,111)	(2,111)
Accumulated other comprehensive income	2	(155)	(63)	(109)	(109)	(109)	(109)	(109)
Total common equity	39,419	40,576	39,986	32,798	32,588	33,001	33,239	33,647

TOTAL LIABILITIES & EQUITY	$275,448	$277,068	$289,987	$267,483	$267,970	$273,071	$278,167	$285,105

Monarch Community Bancorp, Inc. Income Statement (In $000’s, except share and per share data)

	Historical			Projected
	For the years ended December 31,			For the years ended December 31,
	2004	2005	2006	2007	2008	2009	2010	2011
Interest income	$13,818	$15,231	$17,287	$17,166	$16,009	$16,441	$16,888	$17,374
Interest expense	(6,173)	(6,567)	(8,607)	(8,761)	(8,028)	(8,007)	(8,114)	(8,284)
Net interest income	7,645	8,664	8,680	8,405	7,981	8,434	8,774	9,090
Provision for loan losses	(4,875)	385	—	(726)	(613)	(732)	(707)	(728)
Net interest income after provision	2,770	9,049	8,680	7,679	7,368	7,703	8,067	8,362

Non-interest income	3,425	3,399	3,122	3,463	3,567	3,674	3,784	3,898

Mortgage service rights amortization	(384)	(438)	(382)	(426)	(426)	(426)	(426)	(426)
Depreciation and amortization	(1,064)	(591)	(888)	(734)	(709)	(692)	(700)	(715)
General & administrative expenses	(8,530)	(9,474)	(8,440)	(7,755)	(7,910)	(8,069)	(8,230)	(8,395)
Total non-interest expenses	(9,978)	(10,503)	(9,710)	(8,915)	(9,045)	(9,187)	(9,356)	(9,536)

Income before taxes	(3,783)	1,945	2,092	2,227	1,890	2,190	2,495	2,724

Federal income taxes	1,272	(505)	(544)	(557)	(491)	(569)	(649)	(708)
Extraordinary items	—	—	—	—	—	—	—	—

Net Income	($ 2,511)	$1,440	$1,548	$1,670	$1,398	$1,620	$1,847	$2,016

Shares outstanding end of period	2,709,220	2,710,596	2,533,781	2,533,781	2,533,781	2,533,781	2,533,781	2,533,781
Weighted average common shares outstanding	2,398,000	2,520,000	2,466,000	2,533,781	2,533,781	2,533,781	2,533,781	2,533,781
Weighted average fully diluted common shares outstanding	2,398,000	2,520,000	2,466,000	2,533,781	2,533,781	2,533,781	2,533,781	2,533,781
Basic earnings per share	($ 1.05)	$0.57	$0.63	$0.66	$0.55	$0.64	$0.73	$0.80
Diluted earnings per share	($ 1.05)	$0.57	$0.63	$0.66	$0.55	$0.64	$0.73	$0.80

Monarch Community Bancorp, Inc. Ratio Analysis (In $000’s, except percentages and per share data)

	Historical			Projected
	For the years ended December 31,			For the years ended December 31,
		2005	2006	2007	2008	2009	2010	2011

Average assets		$276,258	$283,528	$278,735	$267,726	$270,520	$275,619	$281,636
Average equity		39,998	40,281	36,392	32,693	32,794	33,120	33,443

Average int. bearing deposits & Fed funds sold		6,554	7,426	6,715	5,649	5,819	5,994	6,173
Average investment securities		16,233	18,796	14,232	9,546	8,237	6,902	6,190
Average total loans		108,331	224,762	226,533	223,506	230,211	237,118	244,231
Average loans held for sale		265	553	668	399	399	399	399

Average FHLB borrowings		62,759	57,019	50,153	43,415	40,500	39,500	39,250
Average notes payable & other borrowings		—	—	—	—	—	—	—
Average interest bearing deposits		161,207	168,359	173,724	173,167	178,362	183,713	189,224
Average preferred stock		—	—	—	—	—	—	—

Efficiency ratio		87.07%	82.27%	75.12%	78.33%	75.87%	74.50%	73.42%
Net interest margin		6.96%	3.56%	3.49%	3.42%	3.54%	3.60%	3.63%
Noninterest expense/average assets		3.80%	3.42%	3.20%	3.38%	3.40%	3.39%	3.39%
Noninterest income/average assets		1.23%	1.10%	1.24%	1.33%	1.36%	1.37%	1.38%
Core Return on average assets		0.52%	0.55%	0.60%	0.52%	0.60%	0.67%	0.72%
Core Return on average equity		3.60%	3.84%	4.59%	4.28%	4.94%	5.58%	6.03%

Total asset growth		0.59%	4.66%	-7.76%	0.18%	1.90%	1.87%	2.49%
Net income growth		-157.35%	7.50%	7.91%	-16.30%	15.89%	13.95%	9.18%

Book value per share		$14.97	$15.78	$12.94	$12.86	$13.02	$13.12	$13.28
Tangible book value per share (without eliminating MSR)		$10.91	$11.56	$8.81	$8.80	$9.02	$9.17	$9.39

Average assets		$276,258	$283,528	$278,735	$267,726	$270,520	$275,619	$281,636
Risk-weighted assets @ 71.5% of total assets		198,104	207,341	191,250	191,598	195,246	198,889	203,850
Tier 1 capital		28,228	28,159	21,157	21,086	21,606	21,944	22,452
Tier 2 capital		2,476	2,024	2,100	2,109	2,219	2,286	2,354
Total capital		$30,704	$30,183	$23,257	$23,196	$23,825	$24,230	$24,807
	Std. Minimum
Tier 1 capital to average assets	5.0%	10.22%	9.93%	7.59%	7.88%	7.99%	7.96%	7.97%
Tier 1 capital to risk-weighted assets	6.0%	14.25%	13.58%	11.06%	11.01%	11.07%	11.03%	11.01%
Total capital to risk-weighted assets	10.0%	15.50%	14.56%	12.16%	12.11%	12.20%	12.18%	12.17%

CONFIDENTIAL